Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, Nov. 3, 2025

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Strong Third-Quarter 2025 Results

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and nine months ended Sept. 30, 2025.

Natural gas focused strategy continues to drive key financial metrics
•GAAP net income: $646 million, or $0.53 per diluted share (EPS)
•Adjusted net income: $603 million, or $0.49 per diluted share (Adj. EPS), up 14% vs. 3Q 2024
•Adjusted EBITDA: $1.920 billion, up $217 million or 13% vs. 3Q 2024
•Cash flow from operations (CFFO): $1.439 billion, up $196 million or 16% vs. 3Q 2024
•Available funds from operations (AFFO): $1.449 billion, up $163 million or 13% vs. 3Q 2024
•Dividend coverage ratio: 2.37x (AFFO basis)

Advanced key growth projects and executed strategic priorities
•Placed in service Transco's Alabama Georgia Connector and Commonwealth Energy Connector expansion projects as well as Northwest Pipeline's Stanfield South project
•Placed in service Gulf deepwater Shenandoah and Salamanca expansions
•Completed Louisiana Energy Gateway and Haynesville West expansion
•Expanded scope of Socrates by ~$400 million to $2 billion and announced two additional Power Innovation projects
•Accelerated wellhead to water strategy with Haynesville E&P sale and strategic partnership with Woodside
•Signed precedent agreements for Pine Prairie storage expansion, MountainWest's Green River West expansion and Transco's Wharton West expansion

CEO Perspective
Chad Zamarin, president and chief executive officer, made the following comments:

"Williams delivered another quarter of excellent financial results with Adjusted EBITDA up 13% over third quarter last year, reflecting the growing strength of our natural gas strategy. Expansions to our Transco and Gulf assets, as well as higher natural gas gathering and processing volumes in the Northeast and West, drove earnings growth in the quarter.

"Our teams placed critical projects into service in the Southeast, the Pacific Northwest, in Louisiana and in the deepwater Gulf, demonstrating growth and performance across our nationwide footprint. In addition, we increased our investment in the Socrates project and announced two new Power

Innovation projects. Finally, we announced the sale of our South Mansfield upstream assets to JERA and a strategic partnership with Woodside Energy. The significant accomplishments achieved in the third quarter strengthen our core business and further position Williams to continue our impressive track record of growth."

Zamarin added, "Looking ahead, we are reaffirming our previously raised guidance for 2025, with an EBITDA midpoint of $7.750 billion that has been raised $350 million since original guidance was set. As we focus on finishing the year strong, we are also setting our sights to the future and Williams is incredibly well positioned to build upon the impressive growth we have delivered over the past five years. With a strong balance sheet, a solid foundation of core assets, a focused and motivated team and a growing backlog of fully contracted projects now extending beyond 2030, Williams remains uniquely positioned to benefit from the accelerating demand for natural gas."

Williams Summary Financial Information	3Q				Year to Date
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2025		2024		2025		2024

GAAP Measures
Net Income	$646		$705		$1,882		$1,737
Net Income Per Share	$0.53		$0.58		$1.54		$1.42
Cash Flow From Operations	$1,439		$1,243		$4,322		$3,756

Non-GAAP Measures (1)
Adjusted EBITDA	$1,920		$1,703		$5,717		$5,304
Adjusted Net Income	$603		$528		$1,899		$1,768
Adjusted Earnings Per Share	$0.49		$0.43		$1.55		$1.45
Available Funds from Operations	$1,449		$1,286		$4,211		$4,043
Dividend Coverage Ratio	2.37	x	2.22	x	2.30	x	2.33	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.73	x	3.75	x
Capital Investments (Excluding Acquisitions) (3) (4)	$1,053		$720		$2,762		$1,946

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital investments includes increases to property, plant, and equipment (growth & maintenance), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) 3Q YTD 2025 capital excludes $43 million for the acquisition of Saber Midstream, which closed June 2025; $153 million for the investment in Cogentrix, which closed March 2025; $319 million for the Rimrock acquisition, which closed January 2025; and $1 million for an adjustment of the Crowheart acquisition and Discovery consolidation, which closed in 2024. 3Q 2024 and 3Q YTD 2024 capital excludes $151 million for the consolidation of our Discovery JV, which closed August 2024. 3Q YTD 2024 capital also excludes $1.844 billion for the acquisition of the Gulf Coast Storage assets, which closed January 2024.

GAAP Measures
Third-quarter 2025 net income decreased by $59 million, while year-to-date 2025 net income increased by $145 million compared to the prior year. Both comparative periods benefited from:
•Higher service revenues of $210 million and $512 million, respectively, driven by Transco’s higher net rates and expansion projects, new Gulf volumes, and higher gathering and processing volumes including acquisitions,
•Favorable changes of $38 million and $265 million, respectively, in net unrealized gains/losses on commodity derivatives, and
•Higher net realized sales from upstream operations including contributions from the fourth-quarter 2024 Crowheart acquisition.

These favorable changes were unfavorably impacted by:
•The absence of third-quarter 2024 gains of $149 million from the sale of our interests in Aux Sable and $127 million associated with the Discovery Acquisition.
•Lower equity allowance for funds used during construction (equity AFUDC) associated with capital projects at our regulated natural gas pipelines,
•A $25 million write-off in third-quarter 2025 of certain compression assets in the West,
•Higher net interest expense, and
•A higher provision for income taxes, including $25 million recorded in third-quarter 2025 associated with an increase in the estimated deferred state income tax rate.
•Higher operating and administrative costs for the year-to-date period were driven by recent acquisitions and assets placed in service, partially offset by the absence of prior year charges associated with a change in payroll policy. For the quarterly period, these impacts were largely offsetting.
•The year-to-date period also reflected higher depreciation expense, while the quarterly period had little change as higher depreciation expense was offset by a one-time benefit associated with the settlement-in-principle of Transco’s rate case.

Third-quarter and year-to-date 2025 cash flow from operations increased compared to the prior year primarily due to higher operating results exclusive of non-cash items. The year-to-date period was also impacted by favorable net changes to derivative collateral requirements, favorable net changes in working capital, and increased distributions from equity-method investees.

Non-GAAP Measures
Third-quarter and year-to-date 2025 Adjusted EBITDA increased by $217 million and $413 million, respectively, over the prior year, driven by the previously described increases in service revenues and net realized sales from upstream operations, partially offset by higher operating and administrative costs and lower equity AFUDC.

Third-quarter and year-to-date 2025 Adjusted Net Income improved by $75 million and $131 million, respectively, over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives, the third-quarter 2024 gains related to Aux Sable and Discovery, the third-quarter 2025 write-off charge, and the third-quarter 2025 income tax expense associated with the increase in the estimated deferred state income tax rate, as well as the related income tax effects of such adjustments.

Third-quarter and year-to-date 2025 Available Funds From Operations (AFFO) increased by $163 million and $168 million, respectively, compared to the prior year primarily due to higher adjusted operating results exclusive of noncash items, partially offset by higher dividends and distributions paid to noncontrolling interests. The year-to-date period also benefited from higher distributions from equity-method investees.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission, Power & Gulf, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's third-quarter 2025 Form 10-Q.

	Third Quarter						Year to Date
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	3Q 2025	3Q 2024	Change	3Q 2025	3Q 2024	Change	2025	2024	Change	2025	2024	Change
Transmission, Power & Gulf	$973	$811	$162	$947	$830	$117	$2,722	$2,448	$274	$2,712	$2,481	$231
Northeast G&P	505	476	29	505	484	21	1,520	1,461	59	1,520	1,467	53
West	342	323	19	367	330	37	1,037	968	69	1,062	977	85
Gas & NGL Marketing Services	54	11	43	11	4	7	176	(14)	190	151	179	(28)
Other	93	58	35	90	55	35	286	181	105	272	200	72
Total	$1,967	$1,679	$288	$1,920	$1,703	$217	$5,741	$5,044	$697	$5,717	$5,304	$413

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission, Power & Gulf
Third-quarter and year-to-date 2025 Modified and Adjusted EBITDA improved compared to the prior year driven by Transco’s higher net rates and expansion projects, as well as new Gulf volumes, partially offset by lower equity AFUDC. Modified EBITDA for the 2024 periods was impacted by one-time acquisition costs and the unfavorable impact of a change in payroll policy, which are excluded from Adjusted EBITDA, while adjusted EBITDA for the 2025 periods reflect adjustments related to Transco’s rate case and a net gain related to certain asset retirements.

Northeast G&P
Third-quarter and year-to-date 2025 Modified and Adjusted EBITDA increased compared to the prior year driven primarily by higher gathering volumes at Bradford. The year-to-date period also benefited from higher volumes at Ohio Valley Midstream and Cardinal, partially offset by the absence of Aux Sable, which was sold in third-quarter 2024.

West
Third-quarter and year-to-date 2025 Modified and Adjusted EBITDA increased compared to the prior year driven by the Louisiana Energy Gateway project coming into service, new volumes from the 2025 Rimrock and Saber acquisitions, and higher volumes in the Haynesville, partially offset by lower minimum volume commitment (MVC) revenues in the Eagle Ford. The year-to-date period also benefited from higher commodity margins. Modified EBITDA for both the quarterly and year-to-date periods was impacted by a $25 million write-off of certain compression assets in third-quarter 2025, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
Third-quarter 2025 Modified EBITDA increased from the prior year primarily reflecting a $36 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Year-to-date 2025 Modified EBITDA also increased from the prior year reflecting a $230 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA. Both periods reflected lower gas marketing margins partially offset by proportional EBITDA from the March 2025 investment in Cogentrix.

Other
The increases in third-quarter and year-to-date 2025 Modified and Adjusted EBITDA compared to the prior year reflects contributions from the fourth-quarter 2024 Crowheart acquisition. Year-to-date Modified EBITDA also includes a $35 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

2025 Financial Guidance
The company continues to expect 2025 Adjusted EBITDA guidance midpoint of $7.75 billion within the range of between $7.6 billion and $7.9 billion. The company has increased its 2025 growth capex by $500 million to between $3.95 billion and $4.25 billion in connection with the recently announced decision to invest in Woodside Energy’s Louisiana LNG project. Maintenance capex remains between $650 million and $750 million, excluding capital for emissions reduction and modernization initiatives. Williams continues to expect a leverage ratio midpoint for 2025 of ~3.7x and has increased the dividend by 5.3% on an annualized basis to $2.00 in 2025 from $1.90 in 2024.

Williams' Third-Quarter 2025 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' third-quarter 2025 earnings presentation will be posted at www.williams.com. The company's third-quarter 2025 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, Nov. 4, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register-conf.media-server.com/register/BIf717155f3c1d4f85b8cab5065ade2228

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably and responsibly meeting growing energy demand. We use our infrastructure to deliver one third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Millions, except per-share amounts)
Revenues:
Service revenues	$2,121	$1,911	$6,165	$5,653
Service revenues – commodity consideration	45	34	141	82
Product sales	701	703	2,416	2,158
Net gain (loss) from commodity derivatives	56	5	30	(133)
Total revenues	2,923	2,653	8,752	7,760
Costs and expenses:
Product costs	471	517	1,560	1,467
Net processing commodity expenses	14	7	46	29
Operating and maintenance expenses	583	580	1,697	1,613
Depreciation, depletion, and amortization expenses	564	566	1,754	1,654
Selling, general, and administrative expenses	168	170	530	520
Other (income) expense – net	14	(25)	17	(69)
Total costs and expenses	1,814	1,815	5,604	5,214
Operating income (loss)	1,109	838	3,148	2,546
Equity earnings (losses)	152	147	449	431
Other investing income (loss) – net	19	290	31	332
Interest expense	(372)	(338)	(1,071)	(1,026)
Other income (expense) – net	21	31	51	95
Income (loss) before income taxes	929	968	2,608	2,378
Less: Provision (benefit) for income taxes	246	227	613	549
Net income (loss)	683	741	1,995	1,829
Less: Net income (loss) attributable to noncontrolling interests	36	35	111	90
Net income (loss) attributable to The Williams Companies, Inc.	647	706	1,884	1,739
Less: Preferred stock dividends	1	1	2	2
Net income (loss) available to common stockholders	$646	$705	$1,882	$1,737
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.53	$.58	$1.54	$1.43
Weighted-average shares (millions)	1,222	1,220	1,221	1,219
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.53	$.58	$1.54	$1.42
Weighted-average shares (millions)	1,225	1,223	1,224	1,222

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	September 30,	December 31,
	2025	2024
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$70	$60
Trade accounts and other receivables (net of allowance of ($1) at September 30, 2025 and December 31, 2024)	1,480	1,863
Inventories	339	279
Derivative assets	157	267
Other current assets and deferred charges	225	192
Total current assets	2,271	2,661
Investments	4,188	4,140
Property, plant, and equipment	60,305	57,395
Accumulated depreciation, depletion, and amortization	(19,920)	(18,703)
Property, plant, and equipment – net	40,385	38,692
Intangible assets – net	7,004	7,209
Regulatory assets, deferred charges, and other	1,888	1,830
Total assets	$55,736	$54,532

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,406	$1,613
Derivative liabilities	101	164
Other current liabilities	1,472	1,360
Commercial paper	170	455
Long-term debt due within one year	2,228	1,720
Total current liabilities	5,377	5,312
Long-term debt	25,589	24,736
Deferred income tax liabilities	4,826	4,376
Regulatory liabilities, deferred income, and other	5,084	5,268
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at September 30, 2025 and December 31, 2024; 35 thousand shares issued at September 30, 2025 and December 31, 2024)	35	35
Common stock ($1 par value; 1,470 million shares authorized at September 30, 2025 and December 31, 2024; 1,261 million shares issued at September 30, 2025 and 1,258 million shares issued at December 31, 2024)	1,261	1,258
Capital in excess of par value	24,656	24,643
Retained deficit	(12,354)	(12,396)
Accumulated other comprehensive income (loss)	102	76
Treasury stock, at cost (39 million shares at September 30, 2025 and December 31, 2024 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,520	12,436
Noncontrolling interests in consolidated subsidiaries	2,340	2,404
Total equity	14,860	14,840
Total liabilities and equity	$55,736	$54,532

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$1,995	$1,829
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	1,754	1,654
Provision (benefit) for deferred income taxes	442	467
Equity (earnings) losses	(449)	(431)
Distributions from equity-method investees	600	580
Net unrealized (gain) loss from commodity derivative instruments	(55)	210
Gain on disposition of equity-method investments	—	(149)
Gain on remeasurement of equity-method investments	—	(127)
Inventory write-downs	5	8
Amortization of stock-based awards	70	69
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	384	367
Inventories	(66)	(6)
Other current assets and deferred charges	(43)	(16)
Accounts payable	(359)	(317)
Other current liabilities	95	(108)
Changes in current and noncurrent commodity derivative assets and liabilities	77	(74)
Other, including changes in noncurrent assets and liabilities	(128)	(200)
Net cash provided (used) by operating activities	4,322	3,756
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(284)	(723)
Proceeds from long-term debt	2,994	3,594
Payments of long-term debt	(1,733)	(2,286)
Payments for debt issuance costs	(29)	(31)
Proceeds from issuance of common stock	9	8
Common dividends paid	(1,832)	(1,737)
Dividends and distributions paid to noncontrolling interests	(197)	(178)
Contributions from noncontrolling interests	22	36
Other – net	(60)	(34)
Net cash provided (used) by financing activities	(1,110)	(1,351)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(2,938)	(1,805)
Dispositions – net	(80)	(73)
Purchases of businesses, net of cash acquired	(1)	(1,995)
Proceeds from dispositions of equity-method investments	—	161
Purchases of and contributions to equity-method investments	(192)	(101)
Other – net	9	20
Net cash provided (used) by investing activities	(3,202)	(3,793)
Increase (decrease) in cash and cash equivalents	10	(1,388)
Cash and cash equivalents at beginning of year	60	2,150
Cash and cash equivalents at end of period	$70	$762
_________
(1) Increases to property, plant, and equipment	$(3,079)	$(1,840)
Changes in related accounts payable and accrued liabilities	141	35
Capital expenditures	$(2,938)	$(1,805)

Transmission, Power & Gulf
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Regulated interstate natural gas transportation, storage, and other revenues (1)	$836	$805	$833	$864	$3,338	$873	$892	$930	$2,695
Gathering, processing, storage and transportation revenues (1)	137	147	167	170	621	179	218	237	634
Other fee revenues	12	9	7	9	37	13	11	6	30
Commodity margins	9	5	11	28	53	14	17	16	47
Operating and administrative costs (1)	(254)	(261)	(294)	(295)	(1,104)	(270)	(286)	(290)	(846)
Other segment income (expenses) - net (1)	43	54	46	12	155	13	2	37	52
Proportional Modified EBITDA of equity-method investments	46	49	41	37	173	36	37	37	110
Modified EBITDA	829	808	811	825	3,273	858	891	973	2,722
Adjustments	10	4	19	1	34	4	12	(26)	(10)
Adjusted EBITDA	$839	$812	$830	$826	$3,307	$862	$903	$947	$2,712

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.6	12.9	14.3	14.1	14.0	15.9	14.0	14.9	14.9
Avg. daily firm reserved capacity (MMdth)	20.3	19.7	20.1	20.4	20.1	20.8	20.6	20.6	20.7
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.2	2.1	2.1	2.4	3.0	2.4	2.4	2.6
Avg. daily firm reserved capacity (MMdth)	3.8	3.7	3.7	3.7	3.7	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.3	3.2	3.6	4.1	3.8	3.7	3.1	3.3	3.4
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.1	8.3	8.2	8.4	8.0	8.0	8.2
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.3	1.4	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d)	0.52	0.58	0.55	0.55	0.55	0.58	0.68	0.75	0.67
Plant inlet natural gas volumes (Bcf/d)	0.72	0.62	0.73	0.75	0.71	0.78	0.89	0.97	0.88
NGL production (Mbbls/d)	43	43	49	54	47	61	76	87	75
NGL equity sales (Mbbls/d)	8	10	9	13	10	10	15	12	12
Crude oil transportation volumes (Mbbls/d)	118	114	109	110	113	124	196	238	186

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.

Northeast G&P
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Gathering, processing, transportation, and fractionation revenues (1)	$411	$398	$407	$419	$1,635	$420	$419	$421	$1,260
Other fee revenues	34	35	33	33	135	35	37	36	108
Commodity margins	11	—	8	5	24	6	6	6	18
Operating and administrative costs (1)	(108)	(108)	(120)	(105)	(441)	(106)	(113)	(114)	(333)
Other segment income (expenses) - net	(1)	3	(1)	2	3	—	(2)	(5)	(7)
Proportional Modified EBITDA of equity-method investments	157	153	149	143	602	159	154	161	474
Modified EBITDA	504	481	476	497	1,958	514	501	505	1,520
Adjustments	—	(2)	8	2	8	—	—	—	—
Adjusted EBITDA	$504	$479	$484	$499	$1,966	$514	$501	$505	$1,520

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.33	4.11	4.04	4.16	4.16	4.39	4.15	4.10	4.21
Plant inlet natural gas volumes (Bcf/d)	1.76	1.77	1.99	1.93	1.86	1.86	1.89	1.90	1.89
NGL production (Mbbls/d)	133	136	140	145	139	137	138	150	142
NGL equity sales (Mbbls/d)	1	1	1	—	1	1	1	2	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.57	6.24	6.20	6.05	6.27	6.47	6.72	6.72	6.64
Plant inlet natural gas volumes (Bcf/d)	0.98	0.94	0.98	1.04	0.98	0.94	1.13	1.16	1.08
NGL production (Mbbls/d)	72	70	72	74	72	68	71	81	73
NGL equity sales (Mbbls/d)	3	6	5	5	5	5	4	2	4

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$421	$397	$409	$427	$1,654	$415	$426	$449	$1,290
Other fee revenues	8	5	4	8	25	8	5	6	19
Commodity margins	12	30	27	28	97	34	29	29	92
Operating and administrative costs (1)	(139)	(148)	(157)	(147)	(591)	(152)	(150)	(150)	(452)
Other segment income (expenses) - net	—	(2)	5	(8)	(5)	11	(1)	(28)	(18)
Proportional Modified EBITDA of equity-method investments	25	36	35	36	132	38	32	36	106
Modified EBITDA	327	318	323	344	1,312	354	341	342	1,037
Adjustments	1	1	7	1	10	—	—	25	25
Adjusted EBITDA	$328	$319	$330	$345	$1,322	$354	$341	$367	$1,062

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d) (2) (3)	5.75	5.25	5.38	5.46	5.46	5.69	5.94	6.14	5.92
Plant inlet natural gas volumes (Bcf/d)	1.52	1.48	1.57	1.57	1.54	1.52	1.69	1.72	1.64
NGL production (Mbbls/d)	87	91	91	90	90	83	102	103	96
NGL equity sales (Mbbls/d)	6	8	6	7	7	6	8	7	7
NGL and Crude Oil Transportation volumes (Mbbls/d) (4)	220	292	304	314	282	310	292	294	299

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with the Rimrock Asset Purchase gathering assets after the purchase on January 31, 2025. 1st Qtr 2025 volumes were revised to reflect the average gathering volumes over the entire period. If averaged over the period owned, 1st Qtr 2025 volumes would have been 5.71 Bcf/d.
(3) Includes 100% of the volumes associated with the Saber Midstream Asset Purchase gathering assets after the purchase on June 2, 2025. Volumes for 2nd Qtr 2025 if averaged over the period owned would have been 6.42 Bcf/d.
(4) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), Rocky Mountain Midstream, and Bluestem pipelines.

Gas & NGL Marketing Services
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Commodity margins	$236	$3	$23	$63	$325	$191	$(16)	$6	$181
Net unrealized gain (loss) from derivative instruments	(95)	(106)	10	(150)	(341)	(3)	(4)	46	39
Operating and administrative costs	(40)	(23)	(22)	(23)	(108)	(39)	(19)	(14)	(72)
Other segment income (expenses) - net	—	—	—	—	—	—	1	—	1
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	3	8	16	27
Modified EBITDA	101	(126)	11	(110)	(124)	152	(30)	54	176
Adjustments	88	112	(7)	146	339	3	15	(43)	(25)
Adjusted EBITDA	$189	$(14)	$4	$36	$215	$155	$(15)	$11	$151

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.53	6.98	7.14	6.81	7.11	7.27	6.17	6.52	6.65
NGLs (Mbbls/d)	170	162	182	196	177	182	170	174	175

Other
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date
Service revenues	$4	$4	$4	$3	$15	$4	$4	$4	$12
Net realized product sales	113	109	96	137	455	153	146	151	450
Net unrealized gain (loss) from derivative instruments	3	(25)	3	(7)	(26)	(29)	40	5	16
Operating and administrative costs	(51)	(50)	(51)	(77)	(229)	(54)	(76)	(71)	(201)
Other segment income (expenses) - net	7	9	4	—	20	1	4	4	9
Proportional Modified EBITDA of equity-method investments	—	—	2	—	2	—	—	—	—
Modified EBITDA	76	47	58	56	237	75	118	93	286
Adjustments	(2)	24	(3)	14	33	29	(40)	(3)	(14)
Adjusted EBITDA	$74	$71	$55	$70	$270	$104	$78	$90	$272

Statistics
Net Product Sales Volumes(1)
Natural Gas (Bcf/d)	0.28	0.24	0.29	0.29	0.27	0.27	0.29	0.30	0.29
NGLs (Mbbls/d)	8	8	9	10	9	10	12	11	11
Crude Oil (Mbbls/d)	5	5	4	5	5	7	8	7	7

(1) Includes 100% of the volumes associated with the Crowheart Acquisition upstream assets after the purchase on November 1, 2024. 4th Qtr 2024 and Year 2024 volumes were revised to reflect the average volumes over the entire period. If averaged over the period owned, the 4th Qtr 2024 and Year 2024 volumes would have been: Natural Gas 0.31 Bcf/d and 0.31 Bcf/d, NGLs 10 Mbbls/ and 11 Mbbls/d, Crude Oil 6 Mbbls/d and 6 Mbbls/d, respectively.

Capital Expenditures and Investments
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Capital expenditures:
Transmission, Power & Gulf	$310	$397	$459	$428	$1,594	$369	$590	$660	$1,619
Northeast G&P	71	46	54	53	224	62	39	57	158
West	120	90	98	180	488	549	274	172	995
Gas & NGL Marketing Services	—	—	1	—	1	—	1	—	1
Other	43	46	70	107	266	32	68	65	165
Total (1)	$544	$579	$682	$768	$2,573	$1,012	$972	$954	$2,938

Purchases of and contributions to equity-method investments:
Transmission, Power & Gulf	$27	$10	$—	$—	$37	$—	$—	$—	$—
Northeast G&P	25	19	19	12	75	10	10	12	32
West	—	1	—	1	2	—	—	1	1
Gas & NGL Marketing Services	—	—	—	—	—	153	—	—	153
Other	—	—	—	—	—	—	6	—	6
Total	$52	$30	$19	$13	$114	$163	$16	$13	$192

Summary:
Transmission, Power & Gulf	$337	$407	$459	$428	$1,631	$369	$590	$660	$1,619
Northeast G&P	96	65	73	65	299	72	49	69	190
West	120	91	98	181	490	549	274	173	996
Gas & NGL Marketing Services	—	—	1	—	1	153	1	—	154
Other	43	46	70	107	266	32	74	65	171
Total	$596	$609	$701	$781	$2,687	$1,175	$988	$967	$3,130

Capital investments:
Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$1,038	$3,079
Purchases of businesses, net of cash acquired	1,851	(7)	151	249	2,244	1	—	—	1
Purchases of and contributions to equity-method investments	52	30	19	13	114	163	16	13	192
Purchases of other long-term investments	2	1	2	6	11	1	3	2	6
Total	$2,414	$656	$871	$1,009	$4,950	$1,143	$1,082	$1,053	$3,278

(1) Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$1,038	$3,079
Changes in related accounts payable and accrued liabilities	35	(53)	(17)	27	(8)	34	(91)	(84)	(141)
Capital expenditures	$544	$579	$682	$768	$2,573	$1,012	$972	$954	$2,938

Contributions from noncontrolling interests	$26	$10	$—	$—	$36	$5	$14	$3	$22
Contributions in aid of construction	$10	$13	$—	$4	$27	$10	$16	$11	$37
Proceeds from dispositions of equity-method investments	$—	$—	$161	$—	$161	$—	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2024					2025
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$631	$401	$705	$485	$2,222	$690	$546	$646	$1,882

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.52	$.33	$.58	$.40	$1.82	$.56	$.45	$.53	$1.54
Adjustments:
Transmission, Power & Gulf
Transco rate case timing*	$—	$—	$—	$—	$—	$4	$11	$(15)	$—
Acquisition and transition-related costs*	10	4	3	1	18	—	1	—	1
Net gain related to certain asset retirements*	—	—	—	—	—	—	—	(11)	(11)
Impact of change in payroll policy*	—	—	16	—	16	—	—	—	—
Total Transmission, Power & Gulf adjustments	10	4	19	1	34	4	12	(26)	(10)
Northeast G&P
Adjustment of prior year accrual for loss contingency*	—	(3)	—	—	(3)	—	—	—	—
Our share of operator transition costs at Blue Racer Midstream*	—	1	1	2	4	—	—	—	—
Impact of change in payroll policy*	—	—	7	—	7	—	—	—	—
Total Northeast G&P adjustments	—	(2)	8	2	8	—	—	—	—
West
Acquisition and transition-related costs*	1	1	—	1	3	—	—	—	—
Write-off of certain compression assets*	—	—	—	—	—	—	—	25	25
Impact of change in payroll policy*	—	—	7	—	7	—	—	—	—
Total West adjustments	1	1	7	1	10	—	—	25	25
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(6)	5	2	(4)	(3)	—	11	3	14
Net unrealized (gain) loss from derivative instruments	94	107	(10)	150	341	3	4	(46)	(39)
Impact of change in payroll policy*	—	—	1	—	1	—	—	—	—
Total Gas & NGL Marketing Services adjustments	88	112	(7)	146	339	3	15	(43)	(25)
Other
Acquisition and transition-related costs*	—	—	—	1	1	—	—	2	2
Net unrealized (gain) loss from derivative instruments	(2)	24	(3)	7	26	29	(40)	(5)	(16)
Settlement charge related to former operations*	—	—	—	6	6	—	—	—	—
Total Other adjustments	(2)	24	(3)	14	33	29	(40)	(3)	(14)
Adjustments included in Modified EBITDA	97	139	24	164	424	36	(13)	(47)	(24)
Adjustments below Modified EBITDA
Transco rate case timing	—	—	—	—	—	11	35	(46)	—
Gain on remeasurement of Discovery investment	—	—	(127)	—	(127)	—	—	—	—
Gain on sale of Aux Sable investment	—	—	(149)	—	(149)	—	—	—	—
Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	3	3	—	—	—	—
Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	1	1	—	—	—	—
Imputed interest expense on deferred consideration obligations*	12	12	11	5	40	—	—	—	—
Amortization of intangible assets from 2021 Sequent acquisition	7	7	8	7	29	5	4	5	14
	19	19	(257)	16	(203)	16	39	(41)	14
Total adjustments	116	158	(233)	180	221	52	26	(88)	(10)
Less tax effect for above items	(28)	(38)	56	(42)	(52)	(12)	(6)	20	2
Adjustments for tax-related items (2)	—	—	—	(44)	(44)	—	—	25	25
Adjusted income from continuing operations available to common stockholders	$719	$521	$528	$579	$2,347	$730	$566	$603	$1,899
Adjusted income from continuing operations - diluted earnings per common share (1)	$.59	$.43	$.43	$.47	$1.92	$.60	$.46	$.49	$1.55
Weighted-average shares - diluted (millions)	1,222	1,222	1,223	1,224	1,223	1,225	1,224	1,225	1,224
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The fourth quarter of 2024 includes an adjustment associated with a decrease in our estimated deferred state income tax rate and the third quarter of 2025 includes an adjustment associated with an increase in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net income (loss)	$662	$426	$741	$517	$2,346	$729	$583	$683	$1,995
Provision (benefit) for income taxes	193	129	227	91	640	193	174	246	613
Interest expense	349	339	338	338	1,364	349	350	372	1,071
Equity (earnings) losses	(137)	(147)	(147)	(129)	(560)	(155)	(142)	(152)	(449)
Other investing (income) loss - net	(24)	(18)	(290)	(11)	(343)	(8)	(4)	(19)	(31)
Proportional Modified EBITDA of equity-method investments	228	238	227	216	909	236	231	250	717
Depreciation, depletion, and amortization expenses	548	540	566	565	2,219	585	605	564	1,754
Accretion expense associated with asset retirement obligations for nonregulated operations	18	21	17	25	81	24	24	23	71
Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$1,967	$5,741

Transmission, Power & Gulf	$829	$808	$811	$825	$3,273	$858	$891	$973	$2,722
Northeast G&P	504	481	476	497	1,958	514	501	505	1,520
West	327	318	323	344	1,312	354	341	342	1,037
Gas & NGL Marketing Services	101	(126)	11	(110)	(124)	152	(30)	54	176
Other	76	47	58	56	237	75	118	93	286
Total Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$1,967	$5,741

Adjustments (1):
Transmission, Power & Gulf	$10	$4	$19	$1	$34	$4	$12	$(26)	$(10)
Northeast G&P	—	(2)	8	2	8	—	—	—	—
West	1	1	7	1	10	—	—	25	25
Gas & NGL Marketing Services	88	112	(7)	146	339	3	15	(43)	(25)
Other	(2)	24	(3)	14	33	29	(40)	(3)	(14)
Total Adjustments	$97	$139	$24	$164	$424	$36	$(13)	$(47)	$(24)

Adjusted EBITDA:
Transmission, Power & Gulf	$839	$812	$830	$826	$3,307	$862	$903	$947	$2,712
Northeast G&P	504	479	484	499	1,966	514	501	505	1,520
West	328	319	330	345	1,322	354	341	367	1,062
Gas & NGL Marketing Services	189	(14)	4	36	215	155	(15)	11	151
Other	74	71	55	70	270	104	78	90	272
Total Adjusted EBITDA	$1,934	$1,667	$1,703	$1,776	$7,080	$1,989	$1,808	$1,920	$5,717

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2024					2025
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year-to-date

Net cash provided (used) by operating activities	$1,234	$1,279	$1,243	$1,218	$4,974	$1,433	$1,450	$1,439	$4,322
Exclude: Cash (provided) used by changes in:
Accounts receivable	(314)	44	(97)	536	169	(82)	(219)	(83)	(384)
Inventories, including write-downs	(38)	35	1	1	(1)	(29)	86	4	61
Other current assets and deferred charges	(9)	(3)	28	(25)	(9)	40	(4)	7	43
Accounts payable	309	(90)	98	(456)	(139)	29	236	94	359
Other current liabilities	218	(142)	32	(143)	(35)	70	(220)	55	(95)
Changes in current and noncurrent commodity derivative assets and liabilities	68	73	(67)	212	286	(4)	(15)	(58)	(77)
Other, including changes in noncurrent assets and liabilities	61	90	49	45	245	29	48	51	128
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(2)
Dividends and distributions paid to noncontrolling interests	(64)	(66)	(48)	(64)	(242)	(69)	(62)	(66)	(197)
Contributions from noncontrolling interests	26	10	—	—	36	5	14	3	22
Additional Adjustments *	17	20	48	12	97	24	3	4	31
Available funds from operations	$1,507	$1,250	$1,286	$1,335	$5,378	$1,445	$1,317	$1,449	$4,211

Common dividends paid	$579	$579	$579	$579	$2,316	$610	$611	$611	$1,832

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.60	2.16	2.22	2.31	2.32	2.37	2.16	2.37	2.30

*See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount is excluded from the second quarter of 2025.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$2,630	$2,745	$2,860
Provision (benefit) for income taxes	782	817	852
Interest expense		1,430
Equity (earnings) losses		(605)
Proportional Modified EBITDA of equity-method investments		985
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,420
Other		(18)
Modified EBITDA	$7,624	$7,774	$7,924
EBITDA Adjustments		(24)
Adjusted EBITDA	$7,600	$7,750	$7,900

Net income (loss) from continuing operations	$2,630	$2,745	$2,860
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		165
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,465	$2,580	$2,695

Adjustments:
Adjustments included in Modified EBITDA(1)		(24)
Adjustments below Modified EBITDA (2)		18
Allocation of adjustments to noncontrolling interests		—
Total adjustments		(6)
Less tax effect for above items		1
Adjusted income from continuing operations available to common stockholders	$2,460	$2,575	$2,690
Adjusted income from continuing operations - diluted earnings per common share	$2.01	$2.10	$2.19
Weighted-average shares - diluted (millions)		1,227

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,760	$5,875	$5,990
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(270)
Contributions from noncontrolling interests		42
Additional adjustments(3)		31
Available funds from operations (AFFO)	$5,560	$5,675	$5,790
AFFO per common share	$4.53	$4.63	$4.72
Common dividends paid		$2,445
Coverage Ratio (AFFO/Common dividends paid)	2.27x	2.32x	2.37x

(1) Primarily includes September year-to-date adjustments as shown in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income".
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition.
(3) Primarily includes September year-to-date adjustments as shown in the "Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)".

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 25, 2025, and (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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